PART II – OFFERING CIRCULAR

ACCELERA™

Innovations Fund I, Inc.

Corporate:

Accelera Innovations Fund I, Inc.

215 Cypress Way East

Unit C-2

Naples, Florida 34110

Phone: (612) 964-7334

Best Efforts Offering of 200,000 9% Convertible Preferred Stock Shares

Offering Price per 9% Convertible Preferred Stock Shares:  $100.00 (USD)

Minimum Offering: One 9% Convertible Preferred Stock Share

Maximum Offering: 200,000 9% Convertible Preferred Stock Shares

Interest is Calculated and Accrues Daily, All Interest is Paid at Maturity / Conversion

DIVIDEND POLICY: Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 200,000 9% Convertible Preferred Stock Shares are being offered to the public at $100 per 9% Convertible Preferred Stock Unit. There is no minimum number of 9% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds. A maximum of $20,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

Dated: November 1st, 2015

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THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$10.00	$90.00
Total Minimum	001	$100.00	$10.00	$90.00
Total Maximum	200,000	$20,000,000	$2,000,000	$18,000,000

1)

We are offering a maximum of 200,000 9% Convertible Preferred Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $50,000 USD. Any costs above $50,000 will be paid by the Executives of the Company.

4)

We do intend to use a Broker-Dealer for this Offering (up to 10% Commission of the Offering Price).

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE

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SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION & RISK FACTORS

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

There is Currently Little Public Information about the Company’s Acquisition Targets

None of the Company’s target acquisition companies are reporting companies under the Securities Exchange Act of 1934, and each does not file with the Securities and Exchange Commission annual or quarterly financial statements, and none are required to provide its stockholders with a proxy statement in compliance with Schedule 14A under the Securities Act of 1934. As a result, there may not be current information available to the Company, or to the public, upon which the Company, or investors of this Offering, may base decisions to buy or sell the Securities associated with this Offering.

The Company May Not have Sufficient Funds to Finance Any Proposed Acquisition Detailed in this Offering, and May Not Have the Funds Required In a Timely Manner to Finance, or to Exploit the Acquisition Opportunities Detailed in this Offering

The Company has very limited funds, and such funds may not be adequate to take advantage of the proposed business acquisitions detailed in this Offering. Even if the Company’s funds prove to be sufficient to acquire any of the proposed acquisition targets detailed in this Offering, the Company may not have enough capital to exploit the opportunity. The Company’s ultimate success may depend upon its ability to raise additional capital. The Company may not have investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it has determined a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company.

The Company May Not have Performed an Exhaustive Investigation of its Proposed Initial Business Acquisitions, which May Increase the Risk that the Company may Lose all or a Part of its Ability to Make Timely Interest Payments, or to Repurchase any of its Secured Debt Notes

The Company’s limited funds and its lack of full-time management may make it impracticable to have, or in the future to, conduct a complete and exhaustive investigation and analysts of a business opportunity before it agrees to commit, or commits capital, or other resources thereto. The Company’s Management decisions, therefore, will likely be made, and may have been made, without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the targeted acquisition. A significant portion of the Company’s available funds may be expended for investigative expenses and other expenses related to aspects of completing its proposed acquisition(s) transaction(s), whether or not any business acquisition investigation is eventually acquired.

The Company May Never Close on a Business Acquisition, and if it does, the Acquired Company May Never Make a Profit

There is no assurance that the Company will acquire one of its targeted acquisition prospects. Even if the Company should acquire one of its acquisition targets, there is no assurance that it will ever generate revenues or profits, or that the market price of its common stock will be increased thereby.

The Company Engages in Leveraged Buyout Transactions which May Increase Investor Exposure to Larger Losses, Make it More Difficult to Make a Profit, and Possibly Result in the Loss of All or a Part of an Investors Investment in the Company

The Company acquires its targets through “Leveraged Buyouts”, meaning the Company finances the acquisition of its businesses by borrowing against the assets of the acquisition business target to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase or expose the Company to larger losses. A business acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

 pg. 6

The Company may Lose One, or All of its Targeted Acquisition Businesses due to the Fact that the Company has Limited Resources and May Not be able to Compete with Other Firms for the same Targeted Business Acquisition Targets.

The search for potentially profitable business opportunities is intensely competitive. The Company may be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than the Company. These competitive conditions will exist in any industry in which the Company chooses to operate.

The Company is a Development Stage Business

Accellera Innovations Fund I, Inc. commenced operations in October of 2015. The Company was formed as a Nevada Stock Corporation on October 8th, 2015.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Accelera Innovations Fund I, Inc. will operate profitably.

Inadequacy of Funds

Gross offering proceeds of a maximum of $20,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Although the Company believes that the proceeds from this Offering will be sufficient to help sustain operations during the complete development and build-out of this project, there is no guarantee that the Company will raise all the funds needed to adequately fund development Operations. The Company has determined that $1,000,000, in addition to traditional bank financing and cash flow from sales operations, will be needed to fund planned operations for the first twelve months, though the construction timeline for the completion of the entire development may be much greater.

The Company is Dependent on Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon: Mr. Geoffrey Thompson, the Company’s Chairman; Mr. John Wallin, the Company’s Chief Executive Officer and Chief Financial Officer; and Mr. Patrick Custardo, the Company’s Chief Acquisitions Officer.

Certain Members of the Company’s Management will be dedicating less than their full time to the Company, below is the approximate number of hours each member of the Company’s Management will be devoting to working for the Company:

•

Mr. Geoffrey Thompson, Chairman, 05 hours per week

•

Mr. John Wallin, CEO & CFO, 10 hours per week

•

Mr. Patrick Custardo, 10 hours per week

The Company has not identified any potential or overt conflicts of interest that may affect future business operations.

The Company is Controlled by its Management

As of November 1st, 2015 the Company’s Managers owned approximately 100% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 100% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

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Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Given that there is no minimum offering amount, and that the Company needs at least $1,000,000 to continue operations for the next twelve months, investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $20,000,000, the Company will have to limit or eliminate a number of its proposed acquisitions, which may hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated minimal revenue, expenditures during this development stage have led to pre-operating losses. Revenue operations to date are based on a soft-launch around limited products.

Broker - Dealer Sales of Shares

The Company’s Common Stock Shares are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

 pg. 8

No assurance can be given that the Common Stock Shares of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Managing Members deem it necessary.  As a result, the Company’s Common Stock Shares are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their Shares in the secondary market.

No Secondary Market for the Resale of Shares

Prior to this offering, there has been no public market for the Company’s Preferred Stock. The Company’s Preferred Stock will not be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

No application is currently being prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market", though the Company intends to submit an S-1 or Form 10 Filing within TWELVE MONTHS of the close of this securities offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Investors of the Company’s 9% Convertible Preferred Stock are Subject to the Long Term Nature of the Investment

An Investment in the Company’s 9% Convertible Preferred Stock may be long term and illiquid. As discussed above, the offer and sale of the 9% Convertible Preferred Stock will not be registered under the Securities Act or any foreign or state securities law by reason of exemptions from such registration, which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing 9% Convertible Preferred Stock for their own account for long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of 9% Convertible Preferred Stock Shares must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

 pg. 9

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may be listed on the OTCQB, OTCQX, The Bermuda BSX Exchange, the London Stock Exchange’s AIM Market, the Canadian TSX Venture Exchange or TMX Exchange, the Irish Stock Exchange, the Frankfurt Stock Exchange and / or the Berlin Stock Exchange, where each has a greater chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Online Medical Technology Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Investors May be Subject to Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Nevada Securities Laws, and other applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price has been Arbitrarily Established by the Company

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE, IN THE COUNTY OF NEW CASTLE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JUR TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT

 pg. 10

FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

NOTICE REGARDING THE TRUST INDENTURE ACT OF 1939

THE TRUST INDENTURE ACT OF 1939 SUPPLEMENTS THE SECURITIES ACT OF 1933 IN THE CASE OF DISTRIBUTION OF DEBT SECURITIES IN THE UNITED STATES. THE TRUST INDENTURE ACT (“TIA”) REQUIRES THE APPOINTMENT OF A SUITABLY INDEPENDENT AND QUALIFIED TRUSTEE TO ACT FOR THE BENEFIT OF THE HOLDERS OF THE SECURITIES, AND SPECIFIES VARIOUS SUBSTANTIVE PROVISIONS FOR THE TRUST INDENTURE THAT MUST BE ENTERED INTO BY THE TRUSTEE. THE TIA IS ADMINISTED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INVESTORS OF THIS OFFERING WILL NOT BENEFIT FROM A TRUSTEE, INDENTURE, OR THE PROTECTIONS AFFORDED BY THE TRUST INDENTURE ACT OF 1939.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

 pg. 11

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by  executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group. The Company was formed as a Nevada Stock Corporation on October 8th, 2015. Upon its conversion, the Company issued 100% of its issued Common Stock (38,000,000 Shares) to:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
NGT Holdings, LLC C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: 19,000,000 Shares (50%) Preferred Stock: No Shares	Common Stock: 19,000,000 Shares (50%) Preferred Stock: No Shares
Mr. Geoff Thompson Chairman C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: No Shares (0.0%) Preferred Stock: No Shares	Common Stock: No Shares (0.0%) Preferred Stock: No Shares
Mr. John Wallin CEO & CFO C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares
Mr. Patrick Custardo Chief Acquisitions Officer C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares

Mr. Geoffrey Thompson and Mrs. Nancy Thompson are the controlling members of NGT Holdings, LLC, and are currently the controlling membership interest holders of NGT Holdings, LLC. Mr. Geoffrey Thompson and Mrs. Nancy Thompson have joint membership voting powers of all Outstanding Common Shares owned by NGT Holdings, LLC.

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 12

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers; Geoffrey Thompson, John Wallin and Patrick Custardo, each Executive Officers of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Accelera Innovations Fund I, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 13

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $20,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

	Offering Price	Estimated Cost of Offering & Selling Commissions	Proceeds to Company
Per Security	-------
If 10% of the Offering is Sold (20,000 Shares)	$100 Per Share = $2,000,000	$200,000	$900,000
If 25% of the Offering is Sold (50,000 Shares)	$100 Per Share = $5,000,000	$500,000	$4,500,000
If 50% of the Offering is Sold (100,000 Shares)	$100 Per Share = $10,000,000	$1,000,000	$9,000,000
If 75% of the Offering is Sold (150,000 Shares)	$100 Per Share = $15,000,000	$1,500,000	$14,500,000
If 100% of the Offering is Sold (200,000 Shares)	$100 Per Share = $20,000,000	$2,000,000	$18,000,000

Footnotes:

1)

We are offering a maximum of 200,000 9% Convertible Preferred Stock Shares at the price indicated

2)

We expect to incur offering and registration expenses:

a.

New York: $1,200

3)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $50,000 USD. Any costs above $50,000 will be paid by the Executives of the Company.

4)

We do intend to use a Broker-Dealer for this Offering (up to 10% Commission of the Offering Price).

 pg. 14

 Use of Investment Funds: The Company intends to use funds from investment primarily on acquisitions of targeted “home health care companies”.

TARGET COMPANY	Max Offering Distribution	Max Offering Distribution
Advance LifeCare Home Health (*)	2.5%	$500,000
Behavioral Health Care Associates	22.75%	$4,550,000
Grace Home Health	26.25%	$5,250,000
Traditions Home Health	30%	$6,000,000
Watson Home Health (*)	15%	$3,000,000
Estimated Cost Of Offering (if no Broker Dealer is Used)	0.25%	$50,000
Contingency	3.25%	$650,000

If the proceeds from the offering are insufficient to meet the entire amount, the Company will not proceed with all of the above targeted acquisitions.

(*) If a Broker Dealer is used for the Offering, the Watson Home Health Acquisition, or the Advance LifeCare Home Health acquisition, may be removed, or only a controlling interest may be acquired in one (or each) of these companies to account for all Broker Dealer Commissions, which may be as high as ten percent of the investment dollars raised.

 pg. 15

ITEM 7. DESCRIPTION OF BUSINESS

A.

Business Plan:

ACCELERA INNOVATIONS FUND I, INC was founded in October of 2015, and is seeking to become a leading post-acute care Company in the industry through mergers and acquisitions of some of the best performing companies in this very fragmented marketplace.

OUR MISSION:

Our mission is to improve patient outcomes and lower costs, through educating providers, leveraging our technology and changing the model of payment to a value-based system.

BUSINESS SERVICE:

The Company’s Management has a long history in the Post-Acute Care Industry, have managed “Accelera Innovations, Inc” (OTCQB: ACVN).

While managing Accelera Innovations, Inc., the Company’s management highlights include:

Post-Acute Care Acquisitions:

Accelera Innovations, Inc. completed one acquisition in 2013, Behavioral Health, with revenue of $3.1 million and an EBITDA of $1.2 million. In October 2014, Accelera Innovations, Inc. completed the acquisition of SCI (Advance LifeCare Home Health); SCI’s revenue is $920,728 with an EBITDA of $132,530. These two acquisitions in (each in the Chicago Market) offer personal care to approximately 10,000 patients each year, and partner with 15 hospitals and 1200 physicians in the Chicago area.

NOTE: Accelera Innovations Fund I, Inc. is not a subsidiary, affiliate or an agent of Accelera Innovations Fund I, Inc.

THE MARKET: WHY POST-ACUTE CARE

Post-acute care is a critical part of healthcare reform in the US as more people with multiple illnesses are moved through the various parts of our healthcare system with suboptimal care and high cost overruns as a result.

Each year nearly nine million people-24,000 per day are discharged from short term acute care hospitals and require some form of post-acute care. Patients typically see a range of providers and specialists promoting communication problems and other errors resulting in higher costs.

These problems result in a substantial number of hospital re-admissions. According to Medpac, among Medicare patients- 20% are re-hospitalized within 90 days. More than 75% of these re-admits (at a cost of more than $26 billion per year) are thought to be avoidable.

In an attempt to address this large expense Medicare started in October 2012, penalizing hospitals with high readmission rates. The penalties were up to 3% in 2014.

The industry is motivated to address the lack of coordination in post-acute care.

Medicare spending on post-acute care is estimated to be $63.5 billion market.

 pg. 16

COMPETITION:

Accelera Innovations Fund I, Inc. competes directly with large Home Health agencies, Rehabilitation Services, Behavioral Health and Long Term Care. Our strategy is unique because we understand the inability of post-acute care services to exchange information as the patient utilizes each service entity, therefore creating poor outcomes for the patient.

ORGANIZATIONAL STRUCTURE:

Accelera Innovations Fund I, Inc. has a management team at the corporate level with experience in M&A; operational efficiencies; building distribution channels and general management.  Several of the Executives have had experience in health care, primarily in M&A, sales and provider operations.  The Accelera Innovations Fund I, Inc. Board of Directors includes several “outside” Board Members who have operational experience with health care services companies.

OPERATIONS:

The day to day management of the acquired companies is retained through a Management Service Organization model; this allows the existing management to continue to run the business and provides the Accelera Innovations Fund I, Inc. management with a focus on M&A and integration.

CAPITAL RAISE:

Accelera Innovations Fund I, Inc. is seeking in the first round $20 million, this will be in Convertible Preferred Stock. This will enable Accelera Innovations Fund I, Inc. to complete the payments of the existing acquisitions, (see “Use of Funds Schedule”).

KEYS TO SUCCESS:

•

Acquiring health care Providers or groups with strong revenue and positive EBITDA of 10% to 20% of annual revenue.

•

Decreasing the expenses and increasing revenue within our acquisitions by utilizing more efficient technology applications and platforms.

•

Becoming more involved in Telemedicine including acquisitions and using more effective cloud-based Health Information Exchanges.

•

Influence the delivery of health care globally.

Accelera Innovations Fund I, Inc. believes that the decisive difference between success and mediocrity is our ability to transform global reach into real value for our customers (patients), value that our competitors do not provide. Now, more than ever, with the grasp of our technology and the baby boomer patient population fast approaching old age, our leadership in the acquisition and national presence in providing the very best post-acute care services will benefit patients, and investors.

 pg. 17

COMPANY OBJECTIVES

The principal purposes of this offering are to obtain acquisition capital, to create a future public market for our common stock, facilitate future access to public equity markets, increase awareness of our company among potential customers, enter into new metropolitan markets, create a broad our scope of care, and acquire companies to increase our annual revenue.  In addition, we reserve the right to change the use of proceeds as a result of the occurrence of certain contingencies or opportunities, as they may present themselves, such as the acceleration of our expansion beyond our current plans, the opportunity to acquire equipment, technologies or businesses on favorable terms, to conduct additional marketing and sales activities, and other activities we deem advantageous to our business.  We believe that the net proceeds from this offering, our existing cash resources and interest on these funds will be sufficient to meet our projected operating requirements.

COMPANY MISSION

Our mission is to improve patient outcomes and lower costs, through educating providers, leveraging our technology and changing the model of payment to a value-based system.

The company will provide the highest quality care in the home, spanning every age group and level of care — from pediatrics to geriatrics, to critical care or just being there. Our team of home health care professionals will include nurses, physical therapists, occupational therapists, speech language pathologists, medical social workers, and home health aides.

Accelera Innovations Fund I, Inc. will provide the infrastructure and products that will enable participants in the healthcare arena; physicians, clinicians, health plans, and researchers/scientists to share information easily and collaborate across the entire patient care continuum. The end result is healthcare professionals beginning to leverage digitalized health data to help them manage patient populations; reducing costs and improving patient care and patient safety.

COMPANY LOCATIONS AND PREMISES

We were incorporated in the State of Nevada on October 8th, 2015, and established a December fiscal year end. Our corporate headquarters is located at 215 Cypress Way East, Unit C-2, Naples, Florida 34110.

TARGET ACQUISISTION LOCATIONS:

•

Behavioral Health Care- 1375 E. Schaumburg Rd. Ste 230 Schaumburg, IL 60194

•

SCI Home Health Inc (Advance LifeCare) 1800 Nation Drive Ste 216 Gurnee, IL 60031

•

Grace Home Health Care 1739 Termino Ave Long Beach, CA 90804

•

Watson Home Health Care Inc 27755 Carpenter Rd Ste 3 NW Anne Arbor, MI 48197

•

Traditions Home Care Inc 100 S 3rd St. McAlester, OK 74501

 pg. 18

MARKET COMPETITION

Home Health Competitors:

Home health care companies offer a wide range of skilled medical services such as nursing care, physical therapy and occupational therapy from qualified medical professionals in addition to various services from home health aides. Other home care companies might offer assistance with daily activities, such as bathing and eating. Home care services are conducted in the comfort of your home. There is a directory of 12,300 Medicare-certified home health agencies and 21,452 other home care companies in the United States.

COMPETITIVE EDGE

Accelera Innovation Fund I, Inc.’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. Our nursing and rehabilitation therapists provide a full range of medical and social services to treat and support each and every one of our patient. And Rehabilitation provides intensive rehabilitative care to help people return to their lives with as much independence as possible.

THE VALUE OF POST-ACUTE CARE:

The most common hospital setting in America is one that provides short-term acute care for patients with pressing health issues – emergencies or surgeries brought on by illness or an accident. The immediate objective is to stabilize the patient and begin the recovery process.

For many of these patients, however, a quick recovery is unrealistic. They need continued care – post-acute care. At Accelera Innovations Fund I, Inc, we will continue the care for our patients or residents in sites of service across the post-acute spectrum. Our expertise across this spectrum will allow us to achieve our goal of helping patients recover to the fullest by providing care in the proper care setting.

The company will provide post-acute care through:

•

Our rehabilitation services business, which will help patients get their lives back by providing physical and occupational therapy and speech-language pathology.

•

Home health care, which will offer medical services, including wound care and rehabilitation therapy, provided in the comfort of your home, wherever you live.

•

Hospice, a family-oriented model of care designed to meet the spiritual, emotional and physical needs of patients in life’s final season.

The American Hospital Association developed a report that discusses the value of post-acute care in the healthcare continuum and explores how post-acute care providers can serve as important partners – both for acute-care hospitals and for one another – in improving quality and reducing costs over an episode of care. According to the report, partnerships across settings not only benefit patients transitioning to a post-acute site, but can also benefit general acute-care hospitals referring to and receiving referrals from post-acute care. As a provider of post-acute care services, Accelera Innovations Fund I, Inc. is well positioned to work with other healthcare services providers.

 pg. 19

INTELLECTUAL PROPERTY & TECHNOLOGY

The Accelera Innovations Fund I, Inc. uses applications which are currently written using Microsoft .Net and C# and are all integrated solutions. All Accelera Innovations Fund I, Inc. applications are being rewritten and developed in a true 100% J2EE framework.  This platform allows Accelera Innovations Fund I, Inc. tools and applications to run in both, internet web and cloud environments.  The Accelera Innovations Fund I, Inc. Architecture is designed on an object-oriented rapid application framework that provides fluid and scalable systems with a rapid, interoperable deployment method.

The Accelera Innovations Fund I, Inc. methodology for applications is simple.  Start on a proven, scalable platform.  Develop tools that make the applications able to stay fluid, interoperable, ahead of the curve on technology and enable the end user to stay close to the development process.  Then continue to create the ability for applications to be tested, modified, and enhanced without major redeployments.

MARKET ANALYSIS SUMMARY

Hospitals traditionally have viewed a patient's discharge as the endpoint of their care responsibilities. Little attention was paid to the next steps in treatment once the patient left the building. Movie scenes showing miraculously cured patients waving cheerful good-byes to their hospital caretakers are, however, a Hollywood invention.

In reality, hospital stays frequently are just one step in ongoing episodes of care. Ensuring a smooth transition from acute to post-acute and long-term care settings is critical to achieving optimal health outcomes, as well as preventing unnecessary hospital readmissions and emergency department visits.

Numerous forces — from the exploding growth in the 65+ population to increasing penalties for hospital readmissions — are converging to make acute care providers focus on what happens to patients post-discharge. Both payers and acute care providers are taking notice of the critical role PAC and LTC services play in ensuring the continuity and quality of care. Skilled nursing facilities, home care, inpatient rehabilitation facilities and long-term acute care hospitals are key to addressing the complexities of patients who are elderly, chronically ill or struggling with behavioral health issues.

These patients historically have been served in unmanaged fee-for-service delivery systems. The Affordable Care Act, however, is driving fresh opportunities to improve quality and contain costs for these populations through new value-based purchasing arrangements.

Innovative payment models — including bundled purchasing (paying for episodes of care across multiple settings) and global payments — incentivize quality, cost efficiency and care coordination. Clearly, the time is right for real change — and real progress — in the PAC and LTC arena.

WHAT’S DRIVING THE CHANGE IN PAC AND LTC?

1.

A dramatically changing population

According to the Congressional Budget Office, by 2050, 20% of the U.S. population will be 65 or older. One study estimates that more than two-thirds of 65-year-olds will need assistance to deal with impaired functioning during their remaining years. Adding to the soaring demand for LTC and PAC services is the growth in younger patients with chronic and disabling conditions.

To be prepared, PAC and LTC providers must develop:

•

New treatment models that address chronic disease management, as well as integrated or coordinated care at the provider level across physical health, behavioral health and social support needs, including access to affordable housing.

•

New staffing models that are person-centered and interdisciplinary. Care teams should include not only primary care or specialty physicians but also care managers, nutritionists, patient navigators and family members. It's also important to include non-traditional providers, such as peer counselors and community health workers, to supplement nurses, home health aides and personal care attendants.

 pg. 20

•

New training curricula to ensure all providers and care managers are trained in emerging care coordination and management models that support patients with chronic and co-morbid conditions. Both traditional and non-traditional providers and care managers must be trained in care management goals, effective interventions for specific populations, and Information Technology (IT) systems and analytic tools for managing patient care.

2.

Increased payer and policymaker attention on spending, quality and outcomes

Medicare and Medicaid are focused on reducing hospital readmissions and variations in spending and margins across PAC and LTC settings, as well as ensuring appropriate service utilization. Overall, we have significant opportunities to improve care and limit costs for populations with chronic conditions. Forces driving change include:

•

Financial penalties for hospitals – and, soon, for SNFs and other PAC providers -- for avoidable hospital readmissions.

•

A shift to value-based (versus volume-based) payments and a commitment to population-health management to improve quality and control costs.

•

Increased capitated managed care arrangements for elderly and disabled populations. To stay in network, PAC and LTC providers must demonstrate quality and cost effectiveness.

•

A focus on standardized health and functional assessments to ensure patients are placed in the lowest-cost facility that meets their needs.

•

A rise in quality measurement and reporting.  PAC and LTC providers must develop metrics to assess their results—and implement needed improvements.

3.

The integration of large health systems with PAC providers

Facing financial penalties for readmissions, health systems are increasingly looking to partner with PAC providers. Three-quarters of hospitals subject to Medicare's Hospital Readmissions Reduction Program are being penalized for 30-day hospital readmissions — with Medicare estimating fines totaling $428 million over the year. That amount of money is a strong motivator for hospitals and health systems to find ways of partnering with PAC providers to lower readmission rates. There are several potential integration paths:

•

Clinical integration. Seeking to increase hospital throughput, ease transitions across care settings and prevent readmissions, hospitals and health systems are developing screening criteria to identify high-need, high-cost populations who would benefit from care management/care coordination and referrals to PAC settings.  To support improved care management and coordination, hospitals are  investing in data analytics and information technology systems, including building integrated or interoperable electronic medical records (EMRs); sharing physician staff across acute and PAC settings;  and developing effective treatment, transition and follow-up plans for patients and their families.

•

Structural integration. Health systems are creating care systems that manage treatment across the care continuum. Called continuing care networks or integrated delivery systems, these systems might own PAC assets or work with them through affiliated partnerships.

•

Financial integration. Hospitals and PACs are testing approaches for sharing financial risk and benefiting from mutual savings through emerging payment models that pay for episodes of care across multiple settings.

Acute, PAC and LTC providers have always informally worked together. Now they are joining forces to ensure seamless care transitions, enhance quality and improve outcomes, while protecting their own financial futures.

In this new environment, acute care providers must recognize the importance of PAC and LTC providers in supporting patients post discharge—and lowering readmission rates and emergency room usage. PAC and LTC providers also must realize their own critical role in the care continuum, and adapt administratively, clinically, structurally and financially to the rapidly changing healthcare landscape.

 pg. 21

STRATEGY

Accelera Innovations Fund I, Inc., has several opportunities at the LOI stage, each valued between $2 and $100 million.

Accelera Innovations Fund I, Inc. will work to align communication protocols so acute and post-acute care providers can communicate as seamlessly as possible. These protocols guide providers in discussing patient status, particularly when a patient’s condition changes. Clear channels of communication, a common approach for discussing patients and the information technology infrastructure to exchange clinical information are helping reduce readmissions and emergency department visits. Referring or attending providers feel more comfortable providing clinical guidance to PAC staff instead of requesting that the patient be sent to the emergency room. Currently statistical data for Electronic Health Record payments is $4.5 billion in federal incentives and payments are still increasing in the first quarter of 2013 according to CMS; with still another 15 billion to be paid out prior to 2015.

As policy changes place more accountability for the selection of the most appropriate PAC setting on referring providers, it will be increasingly important to support these providers in making the best choices for patients. As a first step, referring providers need more information on available PAC options and data indicating the unique clinical capacities and quality outcomes for PAC providers in the community. Once an individual patient has been admitted to the appropriate PAC setting, acute-care clinicians need access to complete patient data that can be shared across settings, including from the PAC setting back to the referring provider. Many of these data-sharing goals require a robust health information technology infrastructure that some facilities are just beginning to build. A Common Assessment Tool Could Help Providers Make the Best Decisions for Patients Policymakers and providers agree on the need for a single assessment tool that uses common data metrics for all PAC settings. A uniform tool could not only help providers and patients work together to select the most appropriate PAC setting and encourage efficient data sharing among providers, but also could improve data analysis. Currently, each PAC setting has its own methods and tools for admitting and discharging.

Our patient management solution has entered into a boom market; the US market value for this patient management solution is $7.1 billion, with annual growth averaging about 25 percent and a $22.2 billion market by 2015.

The health care business intelligence market is starting to take off, but even in an increasingly crowded marketplace there’s plenty of “green fields” for both enterprise and focused software, according to KLAS Enterprises. Fifty-six percent of organizations surveyed say they are moving to an enterprise strategy for BI use, and many report doing so because they’re tired of having internal arguments about data. From an executive perspective, they feel there are all kinds of data silos. This is a critical juncture for organizations; sixty-four percent say they planned to become an ACO (Accountable care organization) within the next three years. This will require a significant ramp-up of business/clinical analyses and reporting.

 pg. 22

ACQUISITION TARGET ONE: ADVANCE LIFECARE HOME HEALTH:

•

Purchase Price: $500,000 USD

•

Location: 3590 Hobson Road, Suite 402, Woodridge, Illinois 60517

Advance Lifecare Home Health is a strong seven year company and is 100% Medicare Certified. Advance Lifecare is engaged in the business of providing home health care services. The programs offered are Speech Therapy, Occupational Therapy, Physical Therapy, Skilled Nursing by Registered Nurses, Medical Social Workers, Rehabilitation Services, Home Health Aides and providing Medical Supplies and Equipment.

The Company, SCI Home Health, Inc. was founded in May of 2007, the name Advance Lifecare Home Health became a DBA in 2009. In September of 2009, the Medicare Certification was achieved and the business of finding a strong manager, growing the business and providing quality home health services became a reality.

In 2011, Mr. Jimmy Lacaba, a computer engineer with years of experience as a Medical Billing Encoder and an experienced Home Health Administrator was hired, as the Chief Operating Officer. Mr. Lacaba has increased the company revenues by 30% over the past three years and positioned the company for success.

Today, Advance Lifecare’s annual revenue exceeds $1 Million USD and the revenue is expected to grow substantially.

MANAGEMENT STRATEGY:

Operating Agreement by and among Advance Life Management, LLC and Advance Lifecare Home Health, LLC

 pg. 23

ACQUISITION TARGET TWO: BEHAVIORAL HEALTH CARE ASSOCIATES:

•

Purchase Price: $4,550,000 USD

•

Location: 1375 East Schaumburg Road, Suite 230, Schaumburg, Illinois 60194

Behavioral Health Care Associates (BHCA) is a strong 20 year old Company providing counseling and treatment to patients with substance abuse issues, eating disorders as well as other mental health problems such as depressing. The company does clinical trials for pharmaceutical companies at an increasing level.

BHCA is in a market corridor that lends well to increasing patient populations. The main office is in Cook County with a close connection to DuPage County. By providing clinical trials for large and reputable pharmaceutical companies, BHCA enjoys a very strong referral base for patient growth.

MANAGEMENT STRATEGY:

Operating Agreement by and among Accelera Healthcare Management Service Organization LLC, Blaise J. Wolfrum, MD and Behavioral Health Care.

Employment Agreement by and between Accelera Innovations Fund I, Inc. and Blaise J. Wolfrum, CEO

 pg. 24

Current Revenue through April 2014 (Advance Lifecare Home Health and Behavorial Health Care Associates):

December Year End	Actual 2013	Actual 2014	Projected 2015
Revenue	$4.1M	$4.5M	$5M
EBITDA	$1.3M	$2.0M	$2.5M

 pg. 25

ACQUISITION TARGET THREE: WATSON HEALTH CARE, INC:

•

Purchase Price: $3,000,000 USD

•

Location: 11750 Highland Road, Suite 600, Hartland, Michigan 48353

Watson Health Care, Inc. (1991) and Affordable Nursing, Inc. are two companies in Michigan with one sole owner. Watson Health Care is a case management provider and becomes a feeder system for Home Health and post-acute care entities. Affordable Nursing provides professional medical staffing since 1998.

MANAGEMENT STRATEGY:

Asset purchase by Accelera Innovations Fund I, Inc., retaining all management except the owner.

 pg. 26

ACQUISITION TARGET FOUR: GRACE HOME HEALTH, INC:

•

Purchase Price: $5,250,000 USD

•

Location: 1739 Termino Avenue, Long Beach, California 90804

Grace Home Health Care was established in 1995. The Agency is a Medicare / Medi-Cal certified home health care establishment, and is accredited by Community Health Accreditation Program (CHAP).

The Company’s employs professionals of diverse disciplines who are committed to providing the best service possible to the people they serve.

The mission of Grace Home Health Care is to provide quality, integrated and cost-effective home health services to individuals and their families regardless of age, sex, creed, disability or illness in cooperation with their physicians. The agency also stands on the belief that human life is a physical, psychosocial and spiritual integrated being. Man is created to live in harmonious relationship with God, himself and others including his environment. The agency seeks to minister to the total needs of this man, our patient, in order to achieve health, self-reliance and wholeness.

SERVICES:

•

Skilled Nursing Services

•

Home Health Aide

•

Social Services

•

Dieticians

•

Enterostomal Consulting

•

Therapy Services

 pg. 27

ACQUISITION TARGET FIVE: TRADITIONS HOME CARE, INC:

•

Purchase Price: $6,000,000 USD

•

Location: 100 South 3rd Street, McAlester, Oklahoma 74501

•

Five Branch Office Locations throughout Oklahoma

Traditions Home Care began in the 1908’s with a full blooded Choctaw woman who was known as the Indian Doctor. The establishment Traditions Home Care, Inc. was formed in 2002. The Company offerings skilled nursing services, certified home health aides and both physical and occupational therapy.

MANAGEMENT STRATEGY:

A stock purchase agreement between Traditions and Accelera Innovations Fund I, Inc. is in place, and all management will remain in current positions.

SERVICES:

•

Skilled Nurshing

•

Certified Home Health Aide

•

Physical & Occupational Therapy

•

Psychiatric Nursing

 pg. 28

Current Revenue through April 2014 (Watson Health Care, Grace Home Health and Traditions Home Care Associates):

Description	Grace	Traditions	Watson
2013 Revenues	$4.8M	$6.6M	$4.9M
2013 EBITDA	$1.2M	$1.5M	$0.772M
2014 Revenues	$5.1M	$6.8M	$5.1M
2014 EBITDA	$1.3M	$1.7M	$0.85

 pg. 29

A.

The Offering

The Company is offering a maximum of 200,000 9% Convertible Preferred Stock Shares at a price of $100.00 per Share, with all Shares having no par value.

B.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

C.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the growth of the Company’s Post-Acute Home Health Care Business.  See “USE OF PROCEEDS” section.

D.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has not set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

E.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

&  Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

&  Current Shareholders

100%

o

New Shareholders

0%

F.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

G.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock. Additionally, the Company has no outstanding warrants for the purchase of the Company’s Stock.

H.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

 pg. 30

I.

Company Convertible Securities

The Company, at the completion of this Offering will have 200,000 9% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the

 pg. 31

weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

J.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

 pg. 32

K.

Reporting

The Securities and Exchange Commission, nor any other Federal or Securities Enforcement Entities, requires the Company to furnish you with quarterly un-audited financial reports and an annual audited financial report. After the Filing of SEC Form 10 or an SEC S-1 Registration Statement with the United States Securities and Exchange Commission (“SEC”), the Company will be required to file reports with the SEC under 15(d) of the Securities Act. The reports will be filed electronically. The reports required are forms 10-K, 10-Q and 8-K. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

L.

Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11595

Phone: 855-9VSTOCK

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

M.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

 pg. 33

Q.

TERSM AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Accelera Innovations Fund I, Inc.

The Company	Accelera Innovations Fund I, Inc. is a Nevada Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 39 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 9% Convertible Preferred Stock Shares.
The Offering

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Conversion Option / Mandatory Conversion Investment Period

All 9% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the second, third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 2: (Shareholder Conversion Option)

Shareholder Option: At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At any time during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Voting Rights	Preferred Stock has NO VOTING RIGHTS
Distributions

The Company has never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future for our Common Stock. Any future determination to declare dividends on our Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Reports to Investors

The Company's Accounting Firm will furnish to the investors after the close of each fiscal year an annual report containing audited financial statements of the Company prepared in accordance with “Generally Accepted Accounting Principles” (GAAP) and a statement setting forth any distributions to the investors for the fiscal year.  The Company will also furnish un-audited quarterly statements to investors.

Valuations

The Company Managers will, at least once per year, perform an internal valuation of the Company’s assets, using accepted valuation techniques, to establish the fair market value of each asset as the end of such year.  The fair market value of the assets will be deemed to be the ownership interest in each asset valued at the current capitalization rate for each market.  In addition, detailed financial modeling will be performed using “current market assumptions” and discounted cash flow analysis.

Indemnification Listings and Admissions to Trading

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

Applications are expected to be prepared for listing the Company’s Securities to be admitted to the Exchange's Official List and for Trading Market of the New York Stock Exchange or NASDAQ Microcap Markets within 24-48 Months.

 pg. 37

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company currently rents office spaces at 215 Cypress Way East, Unit C-2, Naples, Florida 34110. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

The Company was originally formed as a Nevada Stock Corporation on October 8th, 2015.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Accelera Innovations Fund I, Inc. will operate profitably.

Overview:

The Company remains in the development stage and has limited capital resources and shareholder’s equity. At November 1st, 2015, the Company has in the form of cash and cash equivalents $1,000 USD, total assets of $0.00, and total liabilities of $0.00. The cash assets may not satisfy cash requirements for the company within the next three months. In the event additional cash is required, the Company may have to borrow funds from shareholders or other sources, or seek funds from a private placement among new investors, none of which can be assured. The Company cannot predict to what extent its limited capital resources will impair the consummation of a business or whether it will incur further operating losses through any business entity which the Company may eventually acquire.

For the remainder of the current year, the Company anticipates incurring a loss as a result of legal and accounting expenses, expenses associated with registration of this Regulation A+ Securities Offering in multiples States, and expenses associated with further evaluation of the Company’s proposed acquisition businesses. The Company anticipates that until a business acquisition is completed, it will not generate revenues other than interest income, and may continue to operate at a loss after completing a business acquisition, depending upon the performance of the acquired business.

 pg. 38

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Geoffrey Thompson (Age: 47)

Chairman

Mr. Thompson holds 17 years of experience in a wide array of endeavors business ownership and management with a focus predominantly in entrepreneurial-based activities involving start-ups and stabilization.

Geoff has been the founder of several “Start-up” companies which include 3 mortgage companies (Consumer Financial Resource Group, Inc., Streamline Mortgage, Inc. a multi-state correspondent Lender and Presidium Mortgage, Inc. specializing in investment properties), a title and escrow company (Streamline Title, Inc.). He also founded Streamline Real Estate Investments, LLC. With his wife Nancy which acquired in access of $10,000,000 of residential and commercial properties. He also co-founded Global Wealth Solutions, Inc. a real estate brokerage company with his wife Nancy all done prior to age 40.

Name

Position

Mr. John Wallin (Age: 66)

Chief Executive Officer & Chief Financial Officer

Mr. Wallin is Chief Executive Officer and Chief Financial Officer of the Company. Mr. Wallin has over 30 years of experience in the financial services industry.  Mr. Wallin was President and Chief Marketing Officer at GWG Advantage in Minneapolis from 2007 to 2009. Previously, Mr. Wallin held positions of Executive Director of Medicare Advantage-PFFS at American Insurance Marketing Corporation from 2005 to 2007, Senior Sales Executive/ National Sales and Chief Marketing Officer at RNA-Rock Island from 2002 to 2005, Senior Vice President/Regional Financial Services Manager at Allstate Financial Services from 2000 to 2002, Senior Vice President, National Key Account Manager at Federated Investors from 1998 to 2000, Vice President BISYS Funds from 1995 to 1998, Senior Vice President of Marketing and National Accounts at Putnam Mutual Funds and Senior Vice President of Marketing and National Accounts at Kemper Financial Services from 1989 to 1992. Mr. Walling received his B.S. in 1976 and Masters in Education in 1982 from Chicago State University.

Name

Position

Mr. Patrick Custardo (Age: 64)

Chief Acquisitions Officer

Mr Custardo is the Chief Acquistions Officer of the Company, Prior to joining the Company, Mr. Custardo was owner of Global Medserv, Inc, a Revenue Cycle Management company that he grew to include consulting and credentialing medical practices, from 2005 to 2013. Previously, Mr Custardo founded and led Sentry Financial Corporation through mergers and acquisitions, all the while turning the startups into multimillion dollar revenue companies, from 1981-2004. He also held the position of Sr. Vice President Mergers and Acquisitions at NorCon Capital Funds, Inc, from 1978 to 1981. Mr Custardo received his B.S. from Illinois State University and his J.D. from Lewis University College of Law in 1978

B. Significant Employees.   All Members of Accelera Innovations Fund I, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Accelera Innovations Fund I, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past three years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

 pg. 39

ITEM 11.   EXECUTIVE COMPENSATION.

In October of 2015, the Company adopted a compensation program for Company Management. Accordingly, Management of Accelera Innovations Fund I, Inc. will be entitled to receive an annual salary of:

Mr. Geoffrey Thompson, Chairman

$1.00

Mr. John Wallin, CEO & CFO

$1.00

Mr. Patrick Custardo, Chief Acquisitions Officer

$1.00

NOTE: No compensation has been accrued nor will any compensation be accrued or paid until the Company has satisfactorily raised a minimum of $500,000 of capital through this Regulation A Offering. The Company’s Executive Management and extended team have elected to have all salaries deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Stock Option Grants

The Company does not currently have any outstanding Stock Options or Grants.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 40

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by  executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group. The Company was formed as a Nevada Stock Corporation on October 8th, 2015. Upon its conversion, the Company issued 100% of its issued Common Stock (38,000,000 Shares) to:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
NGT Holdings, LLC C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: 19,000,000 Shares (50%) Preferred Stock: No Shares	Common Stock: 19,000,000 Shares (50%) Preferred Stock: No Shares
Mr. Geoff Thompson Chairman C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: No Shares (0.0%) Preferred Stock: No Shares	Common Stock: No Shares (0.0%) Preferred Stock: No Shares
Mr. John Wallin CEO & CFO C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares
Mr. Patrick Custardo Chief Acquisitions Officer C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares

Mr. Geoffrey Thompson and Mrs. Nancy Thompson are the controlling members of NGT Holdings, LLC, and are currently the controlling membership interest holders of NGT Holdings, LLC. Mr. Geoffrey Thompson and Mrs. Nancy Thompson have joint membership voting powers of all Outstanding Common Shares owned by NGT Holdings, LLC.

 pg. 41

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholder(s) are Mr. John Wallin, the Company’s Chief Executive Officer and Chief Financial Officer; Mr. Patrick Custardo, the Company’s Chief Acquisitions Officer; and NGT Holdings, LLC. Mr. Geoffrey Thompson, the Company’s Chairman, and Mrs. Nancy Thompson are the controlling members of NGT Holdings, LLC, and are currently the controlling membership interest holders of NGT Holdings, LLC. Mr. Geoffrey Thompson and Mrs. Nancy Thompson have joint membership voting powers of all Outstanding Common Shares owned by NGT Holdings, LLC.

Mr. Wallin, Mr. Custardo and NGT Holdings, LLC together own the majority of the issued and outstanding controlling Stock Shares of Accelera Innovations Fund I, Inc. Consequently these shareholders control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws;   and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Wallin, Mr. Custardo and NGT Holdings, LLC will thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 42

ITEM 14. SECURITIES BEING OFFERED.

9% Convertible Preferred Stock Shares

A maximum of TWO HUNDRED THOUSAND 9% Convertible Preferred Stock Shares are being offered to the public at $100.00 9% Convertible Preferred Stock Unit.

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the

 pg. 43

weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

This Offering Circular relates to the offering (the “Offering”) of up to 200,000 9% Convertible Stock Shares in Accelera Innovations Fund I, Inc. The Securities offered through this Offering have no voting rights until the securities are converted to Common Stock Shares of the Company per the terms and conditions detailed in this Offering.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The 9% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out.

 pg. 44

If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers: Geoffrey Thompson, John Wallin and Patrick Custardo, each Executive Officers of the Company. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offered the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Nevada for agreements made in and to be performed in the state of Nevada. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

If the Offering terminates, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

 pg. 45

(a) Description of Company Common Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 100,000,000 shares of Common stock, $0.001 par value per share (the "Common Stock"). As of November 1st, 2015 – 38,000,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 1,000,000 shares of Preferred stock, no par value per share (the "Preferred Stock"). As of November 1st, 2015 – NO  Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, TWO HUNDRED THOUSAND shares of Preferred Stock will be issued and outstanding.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of November 1st, 2015, there were 38,000,000 shares of our Common Stock outstanding, which were held of record by approximately 3 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

As of November 1st, 2015, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

Dividends

The Company has never declared or paid cash dividends on its Common Stock Shares. The Company currently intends to retain all available funds and future earnings for use in the operation of Company business and does not anticipate paying any cash dividends in the foreseeable future to holders of our Common Stock. Any future determination to declare dividends for the Company's Common Stock Shares will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

 pg. 46

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Nevada. Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Nevada’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Nevada’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or  its stockholders;

•

acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 47

FINANCIAL STATEMENTS SECTION:

 pg. 48

Accelera Innovations Fund I, Inc.

(A Development Stage Company)

UN-AUDITED BALANCE SHEET

November 1st, 2015

ASSETS
Current Assets
• Cash		$1,000
• Accounts Receivable (Capitalization Commitment)		$0.00
• Inventory		$0.00
• Prepaid Expenses		$0.00
• Short-term Investments		$0.00
	Total Current Assets	$1,000
Fixed (Long-Term)Assets
• Long-Term Investments		$0.00
• Property & Equipment		$0.00
(Less Accumulated Depreciation)		$0.00
• Intangible Assets
	Total Fixed Assets	$0.00
Other Assets
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Fixed Assets	$0.00
TOTAL ASSETS		$1,000

LIABILITIES & OWNER’S EQUITY
Current Liabilities		$0.00
• Accounts Payable		$0.00
• Short-term Loans		$0.00
• Income Taxes Payable		$0.00
• Accrued Salaries & Wages		$0.00
• Unearned Revenue		$0.00
• Current Portion of Long-term Debt		$0.00
	Total Current Liabilities	$0.00
Long-Term Liabilities
• Long-Term Debt		$0.00
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Long-term Liabilities	$0.00
Owner’s Equity
• Owner’s Investment		$1,000
• Accounts Receivable		$0.00
	Total Owner’s Equity	$0.00
TOTAL LIABILITIES & OWNER’S EQUITY		$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 49

Accelera Innovations Fund I, Inc.

 (A Development Stage Company)

UN-AUDITED STATEMENTS OF REVENUE AND EXPENSES

October 8th, 2015 (inception) to November 1st, 2015

REVENUE	November 1st, 2015
• Total Revenues	$0.00
TOTAL REVENUES	$0.00

EXPENSES
• Accounting	$0.00
• Legal	$0.00
• Taxes, other	$0.00
• Organization Costs	$0.00
TOTAL EXPENSES	$0.00

NET LOSS	($0.00)

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 50

Accelera Innovations Fund I, Inc.

 (A Development Stage Company)

UN-AUDITED STATEMENT OF SHAREHOLDERS’ EQUITY

For the period for

October 8th, 2015 (inception) to November 1st, 2015

	Founding Shareholder	Total
Founding Contribution	$1,000	$1,000
All Costs	$0.00	$0.00
Net Loss	($0.00)	($0.00)

BALANCE, November 1st, 2015	$1,000	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 51

Accelera Innovations Fund I, Inc.

 (A Development Stage Company)

UN-AUDITED STATEMENT OF CASH FLOWS

For the period for

October 8th, 2015 (inception) to November 1st, 2015

CASH FLOWS FROM OPERATING ACTIVITIES	October 8th, 2015 (Inception) To November 1st, 2015
• Net Loss	($0.00)
• Other	$0.00

CASH FLOWS FROM INVESTING ACTIVITIES	October 8th, 2015 (Inception) To November 1st, 2015
• All Investing Activities	$0.00

CASH FLOWS FROM FINANCING ACTIVITIES	October 8th, 2015 (Inception) To November 1st, 2015
• All Financing Activities	$0.00

NET INCREASE IN CASH	$0.00

Cash, Beginning of year	$1,000
Cash, End of Year	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 52

Accelera Innovations Fund I, Inc.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

The Company was formed as a Nevada Stock Corporation on October 8th of 2015. In October of 2015, the Company issued THIRTY EIGHT MILLION SHARES (100% of the Company’s Issued and Outstanding Shares of Common Stock) to:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
NGT Holdings, LLC C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: 19,000,000 Shares (50%) Preferred Stock: No Shares	Common Stock: 19,000,000 Shares (50%) Preferred Stock: No Shares
Mr. Geoff Thompson Chairman C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: No Shares (0.0%) Preferred Stock: No Shares	Common Stock: No Shares (0.0%) Preferred Stock: No Shares
Mr. John Wallin CEO & CFO C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares
Mr. Patrick Custardo Chief Acquisitions Officer C/O: Accelera Innovations Fund I, Inc. 215 Cypress Way East Suite C-2 Naples, Florida 34110	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares	Common Stock: 9,500,000 Shares (25%) Preferred Stock: No Shares

Mr. Geoffrey Thompson and Mrs. Nancy Thompson are the controlling members of NGT Holdings, LLC, and are currently the controlling membership interest holders of NGT Holdings, LLC. Mr. Geoffrey Thompson and Mrs. Nancy Thompson have joint membership voting powers of all Outstanding Common Shares owned by NGT Holdings, LLC.

All shares were issued under Section 4(a)(2) of the Securities Act of 1933, as amended.

NOTE 2. BASIS OF ACCOUNTING:

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

 pg. 53

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Accelera Innovations Fund I, Inc.

By: Mr. John Wallin

By: Mr. John Wallin

Title: Chief Executive Officer & Chief Financial Officer

          Senior Shareholder (25% of issued and outstanding Common Shares)

_____________________________________________________________________________

Accelera Innovations Fund I, Inc.

By: Mr. Patrick Custardo

By: Mr. Patrick Custardo

Title: Chief Acquisitions Officer

          Senior Shareholder (25% of issued and outstanding Common Shares)

_____________________________________________________________________________

NGT Holdings, LLC.

By: Mr. Geoff Thompson, on behalf of NGT Holdings, LLC

By: Mr. Geoff Thompson

Title: Chairman

          Senior Shareholder (50% of issued and outstanding Common Shares)

 pg. 54

Signature Certificate

Document Reference: A9367VJXR36ZX4RYMZR8S5

RightSignature
Easy Online Document Signing

John Wallin

Party ID: CWC8WVJA6I7PTVU43LIVJRF
IP Address: 70.194.97.5
VERIFIED EMAIL: jwallin@accelerainnovations.com

Electronic Signature:

Multi-Factor Digital Fingerprint Checksum: 30116C5774d6664336C1215bcd840705 8b13973c

Patrick Custardo

Party ID: YNTKLRIG33R4VWSD8JYXHN
IP Address: 71.201.207.70
VERIFIED EMAIL: pcustardo@accelerainnovations.com

Electronic Signature:

Multi-Factor Digital Fingerprint Checksum: 3149157f0afC17926058711457aa4f56d116b01

Geoff Thompson

Party ID: YFWJA8I5BJENA7RXBDXT8Y
IP Address: 66.87.77.226
VERIFIED EMAIL: gthompson@accelerainnovations.com

Electronic Signature:

Multi-Factor Digital Fingerprint Checksum: 3149157f0afC17926058711457aa4f56d116b01

Timestamp	Audit
2015-11-05 18:06:27 -0800	All parties have signed document. Signed copies sent to: John Wallin, Patrick Custardo, Geoff Thompson, and AltaVista Capital Markets, LLC.
2015-11-05 18:06:26 -0800	Document signed by John Wallin (jwallin@accelerainnovations.com) with drawn signature. - 73.22.83.23
2015-11-05 18:00:16 -0800	Document viewed by John Wallin (jwallin@accelerainnovations.com). - 70.194.97.5
2015-11-05 17:22:38 -0800	Document signed by Patrick Custardo (pcustardo@accelerainnovations.com) with drawn signature. - 73.22.83.23
2015-11-05 17:13:44 -0800	Document viewed by Patrick Custardo (pcustardo@accelerainnovations.com). - 71.201.207.70
2015-11-05 17:13:34 -0800	Document signed by Geoff Thompson (gthompson@accelerainnovations.com) with drawn signature. - 73.22.83.23

This signature page provides a record of the online activity executing this contract.

Page 1 of 2

 pg. 55

Signature Certificate

Document Reference: A9367VJXR36ZX4RYMZR8S5

RightSignature
Easy Online Document Signing

2015-11-05 17:11:55 -0800	Document viewed by Geoff Thompson (gthompson@accelerainnovations.com). - 96.87.77.225
2015-11-05 17:05:46 -0800	Document created by AltaVista Capital Markets, LLC (corporate@altavistacapitalmarkets.com). - 76.91.17.17

This signature page provides a record of the online activity executing this contract.

Page 2 of 2

 pg. 56